Tidal Trust V 485BPOS

Exhibit 99.(h)(iii)(3)

THIRD AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of December 16, 2025, as amended (the “Agreement”), is entered into by and between TIDAL TRUST V, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

•	Defiance S&P Accelerator ETF
•	Defiance Europe AI Leaders ETF
•	Defiance Global Robotics Top 10 ETF
•	Defiance Japan AI Leaders ETF
•	Defiance Korea Robotics Top 10 ETF
•	Defiance Latin America Top 10 ETF
•	Defiance Long/Short AI Compute vs. Legacy Software ETF
•	Defiance Long/Short Space Economy vs. Legacy Communications ETF
•	Defiance Taiwan AI Leaders ETF

WHEREAS, Section 13(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

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       IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Joel Weiss	By:	/s/ Elizabeth Scalf

Name:	Joel Weiss	Name:	Elizabeth Scalf

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	9/9/2026	Date:	9/9/2026

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Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust V

Name of ETF Series

RoboTaxi ETF

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

Defiance China Memory ETF

Defiance China Semiconductor ETF

Defiance CoinDesk 5 Equal Weight ETF

Defiance Helium and Strategic Gases ETF

Defiance Korea Semiconductor ETF

Defiance KSM Israel 120 ETF

Defiance Photonics ETF

Defiance S&P Accelerator ETF

Defiance Europe AI Leaders ETF

Defiance Global Robotics Top 10 ETF

Defiance Japan AI Leaders ETF

Defiance Korea Robotics Top 10 ETF

Defiance Latin America Top 10 ETF

Defiance Long/Short AI Compute vs. Legacy Software ETF

Defiance Long/Short Space Economy vs. Legacy Communications ETF

Defiance Taiwan AI Leaders ETF

Name of Mutual Fund Series

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